SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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CHINA ELECTRONICS HOLDINGS, INC
(Name of Registrant as Specified in its Charter)

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CHINA ELECTRONICS HOLDINGS, INC.
Building 3, Binhe District, Longhe East Road,
Lu An City, Anhui Province, China

INFORMATION STATEMENT
(Dated December 15, 2014)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS AND THE WRITTEN CONSENT SHAREHOLDERS OWNING OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF CHINA ELECTRONICS HOLDINGS, INC., WE HAVE ADOPTED AND APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO CHINA CRAZY BUY HOLDINGS INC.  A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

INTRODUCTION

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on December 2, 2014 (the "Record Date") of the common stock, par value $.0001 per share ("Common Stock"), of China Electronics Holdings, Inc., a Nevada corporation (“CEHD,” "we, "our" or the "company"), in connection with the following corporate actions:

●	A name change amendment to Article 1 of our Articles of Incorporation changing our name to “China Crazy Buy Holdings, Inc” (the “Name Change Amendment”);

On December 2, 2014, the Name Change Amendment was unanimously approved by our Board of Directors and by holders of 11,556,288 shares of our common stock, representing approximately 68.9% of the 16,775,113 outstanding shares of our common stock on that date, by written consent of shareholders in lieu of a special meeting of shareholders (the “Shareholder Consent”) signed by Mr. Hailong Liu.

Approval of the Name Change Amendment by a written consent in lieu of a meeting of shareholders signed by the holders of a majority of our outstanding shares of common stock is sufficient under Nevada Revised Statutes. Accordingly, no proxy of our shareholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Name Change Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Name Change Amendment will not be effected prior to the 21st day after this Information Statement is mailed to shareholders of record as of the Record Date.

NAME CHANGE AMENDMENT

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on December 2, 2014 (the "Record Date") of the common stock, par value $.0001 per share ("Common Stock"), of China Electronics Holdings, Inc., a Nevada corporation ("we, "our" or the "Company"), in connection with an amendment to Article 1 of our Articles of Incorporation changing our name to “China Crazy Buy Holdings, Inc” (the “Name Change Amendment”).

The Name Change Amendment was adopted and approved by unanimous written consent in lieu of a meeting of our Board of Directors executed on December 2, 2014 and the written consent of Hailong Liu, the owner of 11,556,288 shares of our common stock, representing approximately 68.9% of the 16,775,113 outstanding shares of common stock.

The Name Change Amendment has been adopted in view of our decision to engage in E-Commerce business. On December 2, 2014, our Board of Directors adopted and approved the decision that there is limited growth potential in terms of scale and profitability for the Company’s existing business as a wholesale distributor of electronic appliances to rural markets in China. The Company plans to maintain but without expansion of its existing distribution network, including company owned stores, exclusive franchise stores and non-exclusive franchise stores, and sell out its inventory over the next two years and eventually discontinue the current traditional wholesale distribution business. The Company’s future business plan is to identification and investment in early-stage O2O (online to offline) and B2C (business to customers) E-commerce companies, focusing on sale of locally produced raw and packaged cooked food, beverage, fresh fruits and vegetables to domestic consumers in counties, towns and rural markets in Anhui Province, that have the potential to revolutionize traditional industries and transform markets. We anticipate acquiring or investing in companies who either at early stage or whose existing businesses require capital investment in order to achieve scale. Our management believes that the e-commerce industry is an exciting new avenue for us to reach growing consumer market in China that will be more and more used to e-commerce business transactions, present us an opportunity to generate greater revenue by using innovative business model, and allow us to capture an increasing share of markets.

The approval of the Name Change Amendment by a written consent in lieu of a meeting of shareholders signed by Mr. Liu as the holder of a majority of our outstanding shares of common stock is sufficient under Nevada Revised Statutes. Accordingly, no proxy of our shareholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Name Change Amendment in accordance with the requirements of the Exchange Act and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Name Change Amendment will not be effected prior to the 21st day after this Information Statement is mailed to shareholders of record as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 2, 2014 the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of directors and our chief executive officer and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of December 2, 2014, we had 16,775,113 outstanding shares of common stock. Except as indicated below, the address of the person listed below is c/o our company at Building 3, Binhe District, Longhe East Road, Lu An City, Anhui Province, China.

Name of Beneficial Owner	Positions with the Company	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Officers :
Hailong Liu	Chairman, CEO, President and CFO	11,556,288	68.9%
Haibo Liu	Director and Vice President	0	--
All officers and directors as a group (2 persons named above)		11,556,288	68.9%
Owners of More than 5% of Shares:
Professional Capital Partners, Ltd. 1400 Old Country Road Suite 206, Westbury NY 11590		1,463,750	8.7%

AVAILABLE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC.  You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

December 15, 2014	By order of the Board of Directors

/s/ Hailong Liu
Hailong Liu
Chairman of the Board and Chief Executive Officer

/s/ Haibo Liu
Haibo Liu, Director and Vice President